                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 2, 2004
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)


                        LEADING-EDGE EARTH PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     Oregon
                            (STATE OF INCORPORATION)

                                   93-1002429
                                I.R.S. EMPLOYER)


                                   93-67656-S
                            (COMMISSION FILE NUMBER)

                               660 Fairfield Road
                             Montoursville, PA 11754
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  800-788-3599
                              (U.S. Message Center)
                          REGISTRANT'S TELEPHONE NUMBER


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Item 8.01. Other Events

         FORWARD LOOKING STATEMENTS: EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED HEREIN MAY BE CONSIDERED "FORWARD LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH STATEMENTS INCLUDE DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND ITS MANAGEMENT. READERS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS, SOME OF WHICH ARE SET FORTH IN THE COMPANY'S LATEST 10-K REPORT FOR FISCAL YEAR ENDING APRIL 30, 2002 (SEE RISK FACTORS ITEM 6) AND THE ASSOCIATED 2002 8-K SPECIAL REPORT TO THE SECURITIES AND EXCHANGE COMMISION ("SEC").

         MATTERS DISCUSSED HEREIN CONTAIN STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. THIS IS PARTICULARLY TRUE AS IT RELATES TO COMMENTS ABOUT THE DEVELOPMENT AND FUNDING OF THE FULL-SCALE MANUFACTURING PLANT AND LEEP'S ABILITY TO PRODUCE AND SELL ITS PRODUCT. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS INDICATED. FACTORS THAT MIGHT CAUSE SOME DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN GENERAL ECONOMIC CONDITIONS, LOCAL AND FEDERAL GOVERNMENT REGULATIONS AFFECTING CUSTOMERS, PERMITTING OF BUILDINGS USING LEEP PANELS, RISKS GENERALLY INVOLVED IN THE CONSTRUCTION BUSINESS, INCLUDING WEATHER, FIXED PRICE CONSTRACTS AND SHORTAGES OF MATERIALS OR PRICE-COMPETITIVE LABOR, Leep's ABILITY TO RAISE SUFFICIENT DEBT AND OR CAPITAL TO EXECUTE ITS BUSINESS PLAN AND LEEP's ABILITY TO OBTAIN THE SALES ORDERS NECESSARY TO SUPPORT THE VOLUME OF PRODUCTION REQUIRED TO SUSTAIN SUCCESSFUL OPERATIONS.

I. General

         Pursuant to a Financing Agreement entered into with an institutional lender on August 2, 2004, Leading Edge Earth Products, Inc. (referred to as "LEEP," the "Company" or the "Borrower") has obtained a $4,000,000 credit facility (the "Financing Package"). Proceeds will be used for general working capital requirements and to expand the Company's production capacity at its Pennsylvania manufacturing plant. Management estimates that the production capacity for its LeepCore structural panels will be more than doubled upon completion of this expansion. Based on current orders and indications of interest, Management believes there will be a sufficient market to fully absorb this increased production capacity, however, there can be no assurance of success, or the timing thereof.

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         A portion of the Financing Package proceeds are being used to bring the audited financial statements of LEEP current to the end of the fiscal year ending April 30, 2004, completing supplemental financial information for the periods thereafter, and bringing the Company current in its SEC filings. An auditor has been engaged for these purposes.

         A further description of the Company, Management and Financing Package, follows.

         INVESTORS AND SHAREHOLDERS SHOULD USE EXTREME CAUTION IN MAKING ANY INVESTMENT DECISIONS ABOUT LEEP BASED ON THIS FILING IN THE ABSENCE OF RECENT AUDITED FINANCIAL INFORMATION. THE COMPANY HAS NOT FILED ITS ANNUAL OR CURRENT SEC REPORTS FOR A CONSIDERABLE PERIOD OF TIME AND IS YET TO BE CURRENT IN ITS REPORTS AND THE EXHIBITS RELATING TO THE DEFINITVE TERMS OF THE FINANCING AGREEMENT HAVE YET TO BE FILED AS A PART OF THOSE REPORTS.

II. The Company

         LEEP operates a leased 33,000 square foot manufacturing plant in Montoursville, Pennsylvania that is currently capable of producing approximately 50,000 square feet of the Company's LeepCore product on a monthly basis. A portion of the Financing Package proceeds will be used to increase the Company's production capacity by adding three containment presses to its manufacturing production line. Also, in connection with this plant expansion, Management is planning to increase the number of manufacturing related employees at the Pennsylvania plant from 4 to 47. The increase in employees is expected to take place during the next six-month period. Management believes that availability of a skilled labor force is strong due to recent closures of three manufacturing type facilities in the local area.

         Management estimates that these moves to expand its productive capacity will give the Company the ability to more than double its finished goods output to approximately 120,000 square feet of LeepCore structural panels per month.

         The Company is currently using a single shift to manufacture its LeepCore product. A portion of the Financing Package proceeds will be used to increase and sustain a three-shift operation. Management estimates that the Company will purchase approximately $1.2 million of raw materials during the coming six-month period to support the increase in production capacity and meet expected product demand.

         A summary of the uses of proceeds from the Financial Package follows:

1.       Closing Costs, Operations and Production             $ 2,000,000
2.       Purchase of Raw Materials                              1,200,000
3.       Equipment Purchases                                      450,000
4.       Corporate, SEC and Year-End Audits                       350,000
                                                              -----------
                  Total Proceeds                              $ 4,000,000
                                                              ===========

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         Uses for Operations and Production include general working capital, including salaries and marketing.

         Management is actively seeking to raise an additional $1 million to $1.5 million estimated to be required to supplement cash from the Financing Package and cash flows available from any operating revenues. Though Management is actively seeking to raise these additional funds, there can be no assurance of success, sufficiency or timing thereof.

         The Financing Package required that LEEP secure purchase orders or letters of intent to purchase a minimum of $4 million of LeepCore product as a condition to funding. Indications of interest are always subject to confirmation and are not binding until a purchase order is formally in place. A portion of the Financing Package proceeds is blocked and not available to the Company unless certain sales targets and other financial requirements are met (See Financing Package).

         In addition to the Financing Package, discussed above, the Company is seeking to raise $30 million through issuing a combination of equity and debt instruments. Management plans to use the proceeds from this $30million financing to construct the Company's first high-speed and fully automated manufacturing plant in Florida, to expand operations and marketing activities, and for other working capital purposes. There can be no assurance of success, or the timing of this financing.

III. The Product

         LeepCore is a steel-wrapped foam core structural building material that can be used to construct floors, walls and roofs for low-rise commercial, residential and modular buildings. LeepCore is designed and manufactured to provide multi-directional high-force resistance. Specifically, the structural properties inherent in a LeepCore panel will resist floor and roof (transverse) and wall (axial and in-plane) forces to levels that meet or exceed most commercial building code requirements in North America.

         LeepCore weighs approximately three pounds per square foot, which permits the assembly of large panel sections by small construction crews. Integral tongue and groove connections are used to assemble large panel sections for the construction of floors, walls and roofs.

         LeepCore panels are fire resistant and resistant to mold, dry rot, rust, corrosion and insects such as termites. LeepCore is designed and tested to Federal (ASTM) standards. The Company believes that its LeepCore structural building material is particularly suitable for building designs in hurricane and earthquake-prone regions because of its three-way force resistance properties

         LeepCore's insulation factor is R-25. LeepCore meets general commercial building code requirements for floors on six-foot and roofs on twelve- foot centers. Walls are frameless, free standing and load bearing to twelve feet in height. General building code acceptance does not necessarily certify that a building material is approved for use by local municipalities. All building materials must satisfy local building code requirements prior to use. Product testing to support this process can be time consuming and expensive. LeepCore structural panels have been approved by the State of Florida for general construction purposes statewide.

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

IV. Markets

         Management has identified Florida as its initial target market. LeepCore product allocations will be directed to the Florida modular classroom and site built school projects. Upon completion of its first high-speed and fully automated manufacturing plant in Florida, Management's plans include expanding sales into much larger target markets including commercial, residential and specialty use markets. In addition, Management plans to pursue sales in foreign markets.

V. Competition

         There are other metal and foam panel products available in the market place. They are used in non-load bearing building applications such as curtain-walls for refrigerated warehouses and garage doors. These building materials must be applied to steel or concrete supporting structures for wall construction and therefore, do not directly compete with the Company's LeepCore product.

         LeepCore structural panels require no additional supporting frame structure for single-story residential and commercial building walls. The structural attributes of LeepCore panels have been certified to Federal (ASTM) standards by recognized testing laboratories. These tests are the basis for LEEP's acceptance by the state building code authorities in Florida, for both modular and site-built construction projects. Since there are no known comparable structural panel products, the competition for LeepCore is traditional wood, concrete and steel building materials.

VI. U.S. and Foreign Patents

         The Company was granted its first U.S. patent on August 15, 1995. The claims for this patent cover internal configurations known as "Sheer-Resistant Connectors." On July 27, 1999, the Company received its second U.S. patent approval. The claims for this patent cover internal configurations known as "Sheer-Resistant Connector Array." The origins of these patents center on and are analogous to the structural principles (geometry and physics) that provide strength in pyramids. Two additional patents were issued on July 16, 2002 and July 1, 2003. The most recent patent contains more than fifty (50) individual claims covering connectors, connection points and configurations that are unique to LeepCore building systems.

         In February 2002, the Company filed international patent applications in sixteen foreign countries that include Belgium, China, Denmark, England, Finland, France, Germany, India, Ireland, Italy, Japan, Netherlands, Norway, Scotland, Sweden and Wales. The individual patent claims for these filings are similar to the fifty individual claims that are contained in the Company's U.S. patent that was issued on July 1, 2003.


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

VII. Management

         The Directors of the Company have remained the same for several years, except for the recent addition of the Company's Senior Vice President of Manufacturing, David Thorne.

         LEEP has assembled a management team to implement its manufacturing plant ramp up program and five-year business plan. Retention of key management team members may depend to some extent on the success of the Company in raising the additional $1 million to $1.5 million working capital financing discussed above under The Company.

         Listed below are the biographies on each of the management team members:

GRANT C. RECORD, CHIEF EXECUTIVE OFFICER: Mr. Record is the founder of LEEP, Inc. He serves on the Board of Directors and holds the position of Chief Executive Officer. Mr. Record spent the past twelve years managing the activities of the Company and was the leader of the LeepCore product development team.

Mr. Record has 40 years of management experience that includes key management positions and product development for several companies. At Erb and Grey Scientific he was on the management team that defined and introduced the world's first commercial laser. He was Manager of the Northwest Division of Perkin-Elmer Corporation where he assisted in the development and market introduction of early applications for the world's first low-cost atomic absorption spectrometers and technology. As domestic Marketing and Sales Director of American Optical's Electron Microscope Division. Mr. Record assisted in the introduction of the first one-million-power real-time Scanning Electron Microscope. As founder, Chairman and CEO of Data I/O Corporation, he managed the development of the first databased Programmable Silicon-memory Programming Instrumentation. Data I/O was instrumental in supporting the initial customer base for Intel's 1975 introduction of the microprocessor. Mr. Record sold his interest in Data/I/O to Xerox and became a founder of Magnum Technology Corporation, where he spent ten years developing new manufacturing technology for the emerging high-density rotating magnetic disk industry. Mr. Record completed seven years of education as a chemistry and mathematics major at California State University, Long Beach, California in 1963.

WILLIAM G. KARR, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER: Mr. Karr has 25 years of banking, corporate and financial management experience. He was a Director, President and CEO of First Commercial Bancorp and First Commercial Bank. He directed a bank wide restructuring program that resulted in fourteen consecutive quarters of record earnings. Prior to that, Mr. Karr was Regional Vice President of the San Jose Commercial Banking Group for Wells Fargo Bank where he managed the Region commercial loan portfolio and lending activities for 38 branch offices. Mr. Karr served as a member of the Board of Directors and was Executive Vice President, Chief Operating Officer and CFO for CommUnique Wireless Corporation. He helped develop and implement the CommUnique business plan and supported the company's transition to a publicly traded company. He is a managing partner of Flag City, LP and Flag City RV Resort, LLC. His educational background includes a Bachelor of Science degree in finance from California State University at Sacramento and graduate training at the University of Washington, Pacific Coast School of Banking.

DENNIS SCHRAGE, EXECUTIVE VICE PRESIDENT OF OPERATIONS AND MARKETING: Mr. Schrage has more than 30 years of executive experience in corporate management, manufacturing, acquisitions, advertising, communications and software applications. He has been on the Board of Directors of LEEP since 1999 and Chairman of the Board since 2001. Mr. Schrage was President and Chief Operating Officer of Brown Marketing Communications, a Chicago based marketing company. Prior to that, he was the managing partner for the Tulsa based Hood, Hope and Associates, a multi-media communications company. He also held the position of VP and Divisional Manager for Foote, Cone and Belding and was principal owner and CEO of Jasper Furniture Company. Mr. Schrage has been a consultant for marketing and product development for more than a dozen Fortune 500 companies. He is on the Board of Connections Too, a Michigan based company that installs area wide networks for software applications. Mr. Schrage majored in marketing and advertising at Drake University.

THOMAS MCANALLY, SENIOR VICE PRESIDENT OF SALES AND MARKETING: Mr. McAnally has more than 20 years of Executive experience in manufacturing modular buildings for schools, government, commercial and medical facilities. His experience includes serving as general manager of a major manufacturer of modular classrooms in Florida. He is a recognized as an industry leader in implementing manufacturing systems that exceed industry production standards and profitability. Mr. McAnally also served the modular manufacturing industry as a management consultant and executive management recruiter. His client list included GE Capital Leasing, PepsiCo Building Systems, Kaufman & Broad, American Modular Industries, Boeing, McDonald Douglas, Los Angeles County Schools, the Veterans Administration and UC Irvine Medical Center.

DAVE THORNE, SENIOR VICE PRESIDENT OF MANUFACTURING: Mr. Thorne is responsible for the manufacturing activities of the Company. He joined the Company's product development team in January 1996 and was instrumental in the development of the LeepCore structural building product and production process. Mr. Thorne has 31 years of executive experience in the foam and metal industry. He is a pioneer in bringing European continuous foam and metal technology to the United States. Under his leadership, this technology was established during the 1980's as the preferred method for manufacturing garage doors. Mr. Thorne held several positions including General Manager, Senior Technologist and Plant Superintendent at Overhead Garage Door Corporation, a major industry leader with annual sales in excess of $500 million. He also held management positions with Market Forge, Marathon Carey-McFall, ACF Industries and Pennsylvania Wire Rope Corporation. Mr. Thorne participated in an extensive foam and metal technology apprenticeship program at O.H.D. Thermacore in Gothenburg, Sweden. He is a graduate of the Pennsylvania College of Technology.

The annual base salary for each of the officers listed above is $210,000. Each officer has a benefits package and incentives based on performance.

THE DISCUSION STATED HEREUNDER WITH RESPECT TO PROVISIONS OF THE FINANCING PACKAGE IS INTENDED TO BE AN OVERVIEW OF CONDITIONS BELIEVED MATERIAL BY MANAGEMENT. AS THIS IS A SUMMARY ONLY, A POTENTIAL INVESTOR OR CURRENT SHAREHOLDER SHOULD USE EXTREME CAUTION IN MAKING AN INVESTMENT DECISION.

         The Lender is a large private institutional lender. The term of the $4 million financing is three years. Interest is accruing at 14% per annum. LEEP is required to pay 8% of the accrued interest on a quarterly basis. The Company has the option to pay the remaining accrued interest at any time or add it to the loan balance and pay the interest at maturity. The lender has the right to increase the interest rate to 18% should a default occur. The lender has perfected a security interest in all of the assets of the Company. The loan may be repaid at any time. There is a prepayment penalty of 2% should the loan be repaid during the first year. There are no prepayment penalties during years two through three.

         The $4,000,000 Financing Package closed on August 2, 2004. A Three-Party Springing Blocked Account has been established to perfect a security interest for the lender and allow them to maintain control over the use of proceeds in accordance with the Financing Package. Loan proceeds are disbursed into this account under a three-staged funding program. The first disbursement of $2,250,000 less closing costs of approximately $500,000 as described below, was disbursed on the closing date; $750,000 will be disbursed in amounts of $100,000 or greater as requested by the Borrower and approved by the lender during the first four months of the loan period; and the final disbursement of $1,000,000 plus any excess of the $750,000 will be disbursed on the four-month anniversary of the closing date subject to certain sales targets being achieved and compliance to the Financing Package loan terms and conditions.

         Costs associated with the closing of the Financing Package include lender legal fees of $175,000; Borrower legal fees of $80,000; and fees of $240,000 payable to the parties that facilitated the loan transaction. The lender also received five-year Warrants to purchase 15% of the Company's common shares on a fully diluted basis. Common shares outstanding and the fully diluted share calculation as of the closing date of this transaction were 138,596,564 and 202,396,327 respectively. The strike price of the Warrant is $.10 per share. In the event that the loan is not paid within 18 months, the Warrant percentage will increase form 15% to 18%. If the event that the loan is not paid in full on the three-year maturity date, the lender will receive additional Warrants equal to 5% of the Company's common shares on a fully diluted basis as of the maturity date. On the last day of each three-month period thereafter that the loan remains outstanding, an additional 5% of common shares on a fully diluted basis will be granted to the lender. The maximum number of Warrants to be issued by the Company under this provision is capped at 30% of the Company's common shares on a fully diluted basis. The lender Warrants have "demand" and "piggyback" registration rights. These registration rights could require certain qualifications should LEEP be engaged in a public offering and Piggyback rights would be subject to certain underwriter approvals. The Company could be limited or precluded from private and public placements during a demand registration period. In addition, the company that facilitated the financing received a five-year Warrant to purchase 1,000,000 common shares at a price of $.07 per share.

         During the life of the loan, Management is precluded from selling any of their common shares. The lender has "tag along" rights whereby they can participate on a pro rata basis should any officer of the Company or one specified 5% shareholder sell common stock in a private transaction.

         The Financing Package requires that any capital raised in excess of $1,000,000 be applied as a paydown on the loan. In addition, proceeds received from an insurance claim or condemnation is also to be applied as a loan paydown. Similar loan repayment requirements apply if LEEP has excess cash flow at quarter end based on an agreed to working capital formula.

         A third-party blocked account is to be established into which the Borrower shall cause to be deposited and maintained, for the benefit of the lender the following aggregate amounts: (A) $500,000 by the fourteenth-month anniversary of the closing date; and (B) $900,000 by the fifteenth-month anniversary date of the closing. The required deposit to this account can be reduced to $450,000 if certain quarterly cumulative sales targets are achieved. These cumulative sales targets start at $5,906,942 at October 31, 2005 and increase quarterly to $17,349,692 on July 31. 2007.

         Severe consequences may arise should an event of default occur. Default provisions include regulatory proceedings against the Company, a judgment in excess of $50,000, failure to make payments when due, failure to adhere to financial covenants and ratios, failure to maintain the Company's corporate status, bankruptcy or insolvency. In the event of a default, the lender may accelerate the loan and exercise their rights against the assets of the Company.

         A summary of the financial covenants and ratios included in the Financing Agreement, which were based on the financial forecast provided by the Company and an analysis by the lender, follows:

QUARTERLY EARNINGS BEFORE INCOME TAXES, DEPRECIATION AND AMORTIZATION (EBITDA):

The minimum EBITDA increases quarterly from ($2,802,246) at July 31, 2004 to ($3,101,387) at March 31, 2005 and decreases quarterly to ($242,609) at June 30, 2007.

MINIMUM FIXED CHARGE COVERAGE RATIO:

The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than the twelve-month period ending ratios set forth below:

     Applicable Date                         Fixed Charge Coverage Ratio
     ---------------                         ---------------------------
     December 31, 2004                       2.06:1.00
     June 30, 2005                           3.34:1.00
     December 31, 2005                       0.92:1.00
     June 30, 2006                           1.72:1.00
     December 31, 2006                       0.94:1.00
     June 30, 2007                           0.77:1.00


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MINIMUM NET WORTH:

The Borrower shall not permit its quarterly net worth to be less the amounts set forth below:

                Period                                   Minimum Net Worth
     ------------------------------------                -----------------
     Closing Date to September 30, 2004                    $(4,536,401)
     October 1, 2004 to December 31, 2004                  $(5,248,927)
     January 1, 2005 to March 31, 2005                     $(5,996,755)
     April 1, 2005 to June 30, 2005                        $(6,103,865)
     July 1, 2005 to September 30, 2005                    $(5,797,999)
     October 1, 2005 to December 31, 2005                  $(6,191,135)
     January 1, 2006 to March 31, 2006                     $(6,297,461)
     April 1, 2006 to June 30, 2006                        $(6,403,787)
     July 1, 2006 to September 30, 2006                    $(6,312,334)
     October 1, 2006 to December 31, 2006                  $(6,252,124)
     January 1, 2007 to March 31, 2007                     $(6,164,332)
     April 1, 2007 and thereafter                          $(6,076,540)


MINIMUM NET WORKING CAPITAL:

The Borrower shall not permit its net working capital to be less than the amounts set forth below:

                Period                               Minimum Net Working Capital
     ------------------------------------            ---------------------------
     Closing Date to September 30, 2004                    $(2,084,085)
     October 1, 2004 to December 31, 2004                  $(3,163,875)
     January 1, 2005 to March 31, 2005                     $(1,860,000)
     April 1, 2005 to June 30, 2005                        $(1,974,229)
     July 1, 2005 to September 30, 2005                    $(1,675,483)
     October 1, 2005 to December 31, 2005                  $(2,079,095)
     January 1, 2006 to March 31, 2006                     $(2,184,680)
     April 1, 2006 to June 30, 2006                        $(2,279,064)
     July 1, 2006 to September 30, 2006                    $(2,175,668)
     October 1, 2006 to December 31, 2006                  $(2,103,515)
     January 1, 2007 to March 31, 2007                     $(2,003,781)
     April 1, 2007 and thereafter                          $(1,904,047)


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MAXIMUM CAPITAL EXPENDITURES:

Capital Expenditures made by Borrower will not exceed the amounts set forth below:

     Applicable Period                        Maximum Capital Expenditures
     -----------------                        ----------------------------
     July 2004 - June 2005                             $514,165
     July 2005 - June 2006                              $50,000
     July 2006 - June 2007                              $50,000

OPERATING LEASES:

The Borrower shall not enter into operating leases in excess of $50,000 during any fiscal year.

QUESTIONS AND COMMENTS:

All questions about the information provided in this 8-K report should be addressed via email to info@leepinc.com. Alternately, questions can be directed via mail to: Secretary of the Corporation, PO Box 365, Montoursville, PA 17754. Questions and the Company's answers will be posted on the Company's website: www.leepinc.com.


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